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Exhibit 99.3

CONSENT OF RANDY P. HELTON

        Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Randy P. Helton, hereby consent to be named as a prospective director of Yadkin Valley Financial Corporation ("Yadkin Valley") in the Registration Statement on Form S-4 of Yadkin Valley, dated December 12, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/S/ RANDY P. HELTON
Name:	Randy P. Helton

Dated: December 12, 2008

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  Exhibit 99.3